UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 5, 2010

W. R. GRACE & CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Annual Incentive Compensation Program

On May 5, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of W. R. Grace & Co. (“Grace”) approved the performance targets applicable to the Grace Annual Incentive Compensation Program for 2010 (the “AICP”) applicable to all executive officers.

The amount of an individual’s payment under the AICP is discretionary and is based upon:  the individual’s AICP target amount; the size of the AICP incentive pool for 2010; and the individual’s performance during 2010.  The size of the 2010 AICP incentive pool is determined based on two Grace performance measures as follows:

•      50% of the aggregate AICP incentive pool (the “EBIT Pool”) funding is based on the amount of Grace 2010 Adjusted EBIT, calculated as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Analysis of Operations” in the Grace Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2010 (the “Form 10-Q”).

•      50% of the aggregate AICP incentive pool (the “Cash Flow Pool”) funding is based on the amount of Grace 2010 Adjusted Operating Cash Flow calculated as described in the Form 10-Q.

The amount of the 2010 AICP incentive pool will be the sum of the amounts funded in the EBIT Pool and the Cash Flow Pool (each, a “Partial Pool”).  The funding of each Partial Pool is determined independently by reference to the Adjusted EBIT and

Adjusted Operating Cash Flow performance targets set forth in the Grace 2010 Annual Operating Plan (each a “Relevant Target”) as follows:

Percentage of 50% of Aggregate Target Award Amounts Funded in Partial Pool* (%)	Actual Grace Performance as a Percentage of Relevant Target (%)

-0-	less than 80

25	80

100	100

200	135 or above

*  Actual amounts funded to Partial Pools are separately prorated on a straight line basis for performance that falls between 80% and 100% of the Relevant Target or between 100% and 135% of the Relevant Target.

2010-2012 Long-Term Incentive Compensation Program

On April 7, 2010 and May 5, 2010, respectively, the U.S. Bankruptcy Court for the District of Delaware and the Committee approved the terms of the Grace 2010-2012 Long-Term Incentive Compensation Program (“2010 LTIP”) for officers, including all executive officers, and certain other key employees of Grace.  Awards under the 2010 LTIP are payable in cash and options to purchase Grace Common Stock.  The stock option portion is to be issued on the terms and conditions of the Grace 2000 Stock Incentive Plan, as amended.

The total targeted award value is $15.5 million, and will be payable in the form of (i) targeted cash payouts, representing 30% of total award value, and (ii) options to purchase Grace common stock, representing 70% of total award value.

The cash portion of the 2010 LTIP is to be payable based on the compound annual growth in Grace’s Core EBIT (calculated as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Analysis of Core Operations” in the Grace 2009 Annual Report on Form 10-K as filed with the SEC), adjusted to eliminate the effect of:  certain unusual or one-time events; changes in pension expense (related to core operations) and long-term incentive program expense from year to year; and the effect of major acquisitions or divestments during the three-year performance period, using results for 2009 as the baseline (the “CAGR”).  The CAGR target objective is 6% and the maximum compensable CAGR objective is 25%.  The 2010 LTIP cash payouts may range from $-0- to an amount equal to twice the target amount, based on Grace’s operating performance.  No payouts are earned under the cash portion of the 2010 LTIP if the CAGR for the three-year performance period is zero or negative.  Actual payouts are separately prorated on a straight line basis for CAGRs between 0% and 6% and between 6% and 25%.

Employees who become entitled to cash award payments under the 2010 LTIP will generally be paid in two installments:  one in the first quarter of 2012 (as partial payment based on performance for the first two years of the three-year performance period), and the other in the first quarter of 2013 (which will consider performance for the complete three-year performance period and will be offset by the amount of the prior installment).  The Committee has discretion to interpret, amend, implement and terminate the 2010 LTIP.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Annual Incentive Compensation Program

10.2	Form of 2010 Annual Incentive Compensation Program Award Letter

10.3	Form of 2010-2012 Long-Term Incentive Program Cash Award Letter

10.4	Long-Term Incentive Program Cash Award Administrative Practices

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Secretary

Dated: May 11, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Annual Incentive Compensation Program

10.2	Form of 2010 Annual Incentive Compensation Program Award Letter

10.3	Form of 2010-2012 Long-Term Incentive Program Cash Award Letter

10.4	Long-Term Incentive Program Cash Award Administrative Practices